ORTEC INTERNATIONAL, INC.

Section 240.14a-101 Schedule 14A.
Information required in proxy statement.
Schedule 14A Information
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
(Amendment No. 1)

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Ortec International, Inc.

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ORTEC INTERNATIONAL, INC.
3960 Broadway
New York, NY 10032

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To be Held on June 5, 2006

      The Annual Meeting of Stockholders of Ortec International, Inc. (the “Company”) will be held at the Russ Berrie Medical and Science Pavilion, 1150 St. Nicholas Avenue, New York, New York, on June 5, 2006 at 4 p.m. local time, to consider and act upon the following matters:

1.	To elect eight directors to serve for the ensuing year.
2.	To ratify the selection by the Board of Directors of BDO Seidman, LLP as the Company's independent registered public accounting firm for the current fiscal year.
3.	To approve the grant of discretionary authority to the Board of Directors to amend the Company’s certificate of incorporation, as amended and restated, to effect a reverse stock split of the Company’s Common Stock at a ratio within the range from one-for-five to one-for-fifteen, at any time prior to September 30, 2006.
4.	To transact such other business as may properly come before the meeting or any adjournment thereof.

      Stockholders of record as of the close of business on May 5, 2006 will be entitled to notice of and to vote at the meeting or any adjournment thereof. The stock transfer books of the Company will remain open.

By Order of the Board of Directors

RON LIPSTEIN
Secretary

New York, New York
May 17, 2006

      WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES. YOU MAY REVOKE THE PROXY AT ANY TIME BEFORE THE AUTHORITY GRANTED THEREIN IS EXERCISED.

ORTEC INTERNATIONAL, INC.
3960 Broadway
New York, NY 10032

PROXY STATEMENT
FOR THE
ANNUAL MEETING OF STOCKHOLDERS
To be Held on June 5, 2006

      This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Ortec International, Inc. (the “Company”) for use at its Annual Meeting of Stockholders, to be held on June 5, 2006 at the Russ Berrie Medical and Science Pavilion, 1150 St. Nicholas Avenue, New York, New York at 4 p.m. local time, and at any adjournment of that meeting (the “Annual Meeting”). All proxies will be voted in accordance with a stockholder's instructions and, if no choice is specified, the proxies will be voted in favor of the matters set forth in the accompanying Notice of Meeting. Any proxy may be revoked by a stockholder at any time before it is exercised by delivery of written revocation or a subsequently dated proxy to the Secretary of the Company or by voting in person at the Annual Meeting. The Company intends to mail this Proxy Statement to stockholders on or about May 17, 2006, accompanied by the Company's Annual Report for the fiscal year ended December 31, 2005.

Voting Securities and Votes Required

      At the close of business on May 5, 2006, the record date for the determination of stockholders entitled to vote at the Annual Meeting, there were outstanding and entitled to vote an aggregate of 84,900,913 shares of Common Stock of the Company and 6,477.33 shares of Series E Convertible Preferred Stock which are entitled to vote on an as if converted basis. Such 6,477.33 shares of Series E Convertible Preferred Stock will be entitled to cast an aggregate of 32,386,650 votes at the meeting. Holders of the Company’s Common Stock are entitled to one vote per share and holders of the Series E Convertible Preferred Stock are entitled to 5,000 votes per share.

      The affirmative vote of a plurality of the votes that may be cast at the meeting present or represented at the meeting is required for the election of directors. The affirmative vote of a majority of the votes that are present or represented at the meeting is required for the approval for all other matters brought before the meeting and discussed in this Proxy Statement. Shares of Common Stock and Series E Convertible Preferred Stock (counted on an as if converted basis) represented in person or by proxy (including shares which abstain or do not vote for any reason with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum is present at the meeting. Abstentions will be treated as shares that are present and entitled to vote for purposes of determining the number of shares present and entitled to vote with respect to any particular matter, but will not be counted as a vote in favor of such matter. Accordingly, an abstention from voting on a matter has the same legal effect as a vote against the matter. If a broker or nominee holding stock in “street name” indicates on the proxy that it does not have discretionary authority to vote as to a particular matter (“broker non-votes”), those shares will not be considered as present and entitled to vote with respect to such matter. Accordingly, a broker non-vote on a matter has no effect on the voting on such matter.

Security Ownership of Certain Beneficial Owners and Management

      The following table sets forth information, as of May 5, 2006, based upon information obtained from the persons named below, regarding beneficial ownership of the Company's Common Stock and the Company’s Series E Convertible Preferred Stock by (i) each current director and nominee for director of the Company, (ii) each current executive officer and one other employee of the Company named in the Summary Compensation Table set forth under the caption “Executive Compensation”, below, (iii) each person who is known by the Company to own beneficially more than 5% of the outstanding shares of its Common Stock or of its Series E Convertible Preferred Stock and (iv) all executive officers and directors of the Company as a group.

Name and Address of Beneficial Owner*	Amount and Nature of Beneficial Ownership**		Percentage of Outstanding Shares Owned***
Common Stock
Steven Katz	4,251,717	(1)	4.8
Ron Lipstein	4,914,313	(2)	5.5
Constantin Papastephanou	300,800	(3)	****
Alan W. Schoenbart	52,500	(4)	****
Mel Silberklang	10,630	(5)	****
Mark Eisenberg	170,600	(6)	****
Steven Lilien	32,140	(7)	****
Allen I. Schiff	28,500	(8)	****
Gregory B. Brown	0	(9)	0
Raphael Hofstein Hadassah P.O. Box 12000 Jerusalem 91120 Israel	6,713,816	(10)	7.9
Andreas Vogler BioMedical Innovations, Ltd. Bleicherweg 45 8002 Zurich, Switzerland	16,743,497	(11)	19.3
Microdent, Ltd. P.O. Box 11, Tefen 24959, Israel	6,168,996		7.3
Crestview Capital Master LLC 95 Revere Drive, Suite A Northbrook, IL 60062	5,061,402	(12)	5.9
North Sound Capital LLC 53 Forest Avenue Old Greenwich, CT 06870	8,841,134	(13)	9.9
SDS Capital Group SPC, Ltd. c/o SDS Management LLC 53 Forest Avenue, 2nd Floor Old Greenwich, CT 06870	8,832,685	(14)	9.9
All Executive Officers and Directors as a Group	9,750,970	(15)	10.5

Name and Address of Beneficial Owner*	Amount and Nature of Beneficial Ownership		Percentage of Outstanding Shares Owned***
Series E Convertible Preferred Stock*****
Jacob Gottlieb and Dimitri Balyasny 650 Madison Avenue, 20th Floor, New York, NY 10022	1,284	(16)	19.8
Dimitri Balyasny 650 Madison Avenue 19th Floor New York, NY 10022	156	(17)	0.2
The Phoenix Insurance 500 Company 53 Derech Hashalom Givatayim 53454 Israel	500		7.7

*	Unless otherwise noted, the address of each person is c/o the Company, 3960 Broadway, New York, NY 10032.
**	The number of shares of Common Stock beneficially owned by each person or entity is determined under rules promulgated by the Securities and Exchange Commission. Under these rules, beneficial ownership includes any shares as to which the person or entity has sole or shared voting power or investment power. Included among the shares owned by such person are any shares which such person or entity has the right to acquire within 60 days after May 5, 2006. Unless otherwise indicated, each person or entity referred to above has sole voting and investment power with respect to the shares listed. The inclusion herein of any shares deemed beneficially owned does not constitute an admission of beneficial ownership of such shares.
***	For purposes of calculating the percentages of outstanding Common Stock owned by each person, the total number of issued and outstanding shares is 84,900,913, which includes 154,397 shares that had not been processed for issuance on May 5, 2006. For purposes of calculating the percentages of outstanding Series E Convertible Preferred Stock owned by each person, the total number of issued and outstanding shares of such Series E Convertible Preferred Stock is 6,477.33.
****	Less than 1%, based upon information available to the Company.
*****	Each share of Series E Convertible Preferred Stock is entitled to cast 5,000 votes at the meeting.
(1)	Includes 3,899,060 shares of Common Stock underlying stock options. Does not include shares owned by Dr. Katz's children, their spouses and his grandchildren. Dr. Katz disclaims any beneficial interest in such shares. In addition, does not include shares issuable upon the exercise of options that Dr. Katz is entitled to but that to date he has elected not to receive. Pursuant to Dr. Katz's agreement with the Company, the number of shares that may be issued upon the exercise of such options represents up to 10% of the number of shares issued in financing transactions entered into by the Company.
(2)	Includes 3,896,445 shares of Common Stock underlying stock options. Does not include 3,360 shares owned by Mr. Lipstein's children. Mr. Lipstein disclaims any beneficial interest in these shares. Does not include shares issuable upon the exercise of options that Mr. Lipstein is entitled to but that to date he has elected not to receive. Pursuant to Mr. Lipstein's agreement with the Company, the number of shares that may be issued upon the exercise of such options represents up to 10% of the number of shares issued in financing transactions entered into by the Company.
(3)	Includes 55,625 shares of Common Stock underlying stock options.
(4)	Includes 2,500 shares of Common Stock underlying stock options.

(5)	Consists of 10,630 shares of Common Stock underlying stock options.
(6)	Includes 111,000 shares of Common Stock underlying stock options.
(7)	Includes 32,100 shares of Common Stock underlying stock options.
(8)	Includes 28,500 shares of Common Stock underlying stock options.
(9)	Does not include 321,502 shares owned by Paul Royalty Fund L.P., an affiliate of Paul Capital Partners, of which Dr. Brown is a partner. Dr. Brown was selected by Paul Royalty Fund to serve as a director of Ortec pursuant to the Company’s agreement giving Paul Royalty Fund the right to name one director.
(10)	Consists of 6,560,730 shares, and warrants to purchase an additional 153,086 shares, owned by HBL Hadasit BioHoldings Limited, of which company Mr. Hofstein is a director and the chief executive officer.
(11)	Includes 12,013,863 shares of Common Stock and warrants to purchase an additional 1,717,692 shares owned by Denkaria B.V. Mr. Vogler is the managing general partner of Denkaria.
(12)	Includes 950,662 shares of Common Stock issuable upon exercise of outstanding warrants.
(13)	Includes 4,000,000 shares issuable upon exercise of outstanding warrants. According to a Schedule 13G filed by North Sound Capital LLC on February 13, 2005, the managing member of that entity is Thomas McAuley. North Sound Capital LLC may be deemed the beneficial owner of the shares in its capacity as the managing member of North Sound Legacy Institutional Fund LLC and North Sound Legacy International Ltd., which funds are the registered owners of such shares. As the managing member of these funds, North Sound Capital LLC has voting and investment control with respect to the shares of common stock held by these funds.
(14)	Includes 3,915,000 shares of Common Stock issuable upon exercise of outstanding warrants. According to a Schedule 13G filed jointly on February 6, 2005, by SDS Capital Group SPC, Ltd., SDS Management LLC, its investment advisor, and Steve Derby, the sole manager of the investment advisor, all three persons share voting and dispositive power over these shares.
(15)	Includes 8,025,230 shares of common stock underlying stock options.
(16)	Consists of shares owned by four investment funds of which Messrs. Gottlieb and Balyasny are the managers and have the voting and dispostive power over these shares.
(17)	Consists of shares owned by a different investment fund of which Mr. Balyasny is the manager, and has voting and dispositive power over the shares.

ELECTION OF DIRECTORS
(Proposal No. 1)

      The persons named in the enclosed proxy will vote to elect as directors the eight nominees named below, unless authority to vote for the election of any or all of the nominees is withheld by marking the proxy to that effect. All of the nominees have indicated their willingness to serve, if elected, but if any nominee should be unable to serve, the proxies may be voted for a substitute nominee designated by management. Each director will be elected to hold office until the next annual meeting of stockholders or until his successor is elected and qualified. There are no family relationships between or among any officers or directors of the Company.

Nominees

      Set forth below for each nominee as a director of the Company is his name and age, position with the Company, principal occupation and business experience during at least the past five years and the date of the commencement of each director's term as a director.

Name	Age	Position

Steven Katz, Ph.D.	61	Chairman of the Board of Directors
Ron Lipstein	50	Chief Executive Officer, Vice Chairman of the Board of Directors and Secretary
Mark D. Eisenberg, M.D.	68	Director
Steve Lilien, Ph.D.	58	Director
Allen I. Schiff, Ph.D.	60	Director
Gregory B. Brown, M.D.	52	Director
Raphael Hofstein, Ph.D.	55	Nominee for Director
Andreas Vogler	47	Nominee for Director

      Steven Katz, one of the Company's founders, has been a director since the Company's inception in 1991 and was elected Chairman of the Board of Directors in September 1994. He has been employed by the Company since 1991 and served as its chief executive officer until January 2003. Dr. Katz has also been a professor of Economics and Finance at Bernard M. Baruch College in New York City since 1972. He has a Ph.D. in Finance and Statistics as well as an MBA and an MS in Operations Research, both from New York University.

      Ron Lipstein, one of the Company's founders, has been the Secretary and a director of the Company since 1991. Mr. Lipstein was elected Vice Chairman of the Board of Directors in January 2003, and Chief Executive Officer in March 2003. Prior to March 2003, Mr. Lipstein served as our Chief Financial Officer. He has been employed by the Company since 1991. Mr. Lipstein is a Certified Public Accountant.

      Dr. Mark Eisenberg, one of the Company's founders, has been a director since 1991. He has been a physician in private practice in Sydney, Australia, since 1967. He is a member and co-founder of the dystrophic epidermolysis bullosa clinic at the Prince of Wales Hospital for children in Sydney, Australia, and has done extensive research on epidermolysis bullosa disease.

      Steven Lilien has been a director of the Company since February 1998. He was chairman of the accounting department of Bernard M. Baruch College in New York City for 15 years and is currently the Weinstein Professor of Accounting there. He is a certified public accountant and has a Ph.D. in accounting and finance and an MS, both from New York University.

      Allen I. Schiff was elected a director of the Company in June 2001. He is a Professor of Accounting and is currently the Area Chair of the undergraduate and graduate accounting departments at Fordham University School of Business. He has also served as Director of the MBA Consulting Program at Fordham University Graduate School of Business since 1992. He has a Ph.D. in finance and economics and an MS in accounting, both from New York University.

      Gregory B. Brown has been a director of the Company since March 2003. Since January 2003 Dr. Brown has been a partner at Paul Capital Partners. Pursuant to our agreement with its affiliate, Paul Royalty Fund, L.P., that entity appointed Dr. Brown as its designee to the Board. From 1997 to 2002

Dr. Brown served as a managing director of Adams, Harness & Hill, an investment banking firm, and from April 2001 to December 2002 as head of its healthcare division and co-head of investment banking. Prior to 1997 Dr. Brown was a thoracic and vascular surgeon. He received a B.A. degree from Yale University, an M.D. from Upstate Medical School and an M.B.A. from Harvard Business School.

      Raphael Hofstein has since 1999 served as the managing director of Hadasit, Ltd., a technology holding company for Hadassah Medical Organization in Jerusalem, Israel. Hadasit holds interests in a number of companies engaged in developing and marketing medical devices, biomedicines and medical diagnostic products. Pursuant to the April 14, 2006 agreement whereby the Company acquired Hapto Biotech, Inc., the former shareholders of Hapto Biotech have appointed Dr. Hofstein as one of their two designees to serve as directors of the Company. From 1997 to 1999 Dr. Hofstein was the president of Mindsense Biosystems Ltd., an Israeli company engaged in the development of immune assays for different diagnosis in neuropsychiatry. From 1988 to 1997 he was employed by Ecogen, Inc. of Langhorne, Pennsylvania, first in Israel as scientific director of Ecogen Israel Partnership evaluating, funding and developing products, and from 1997 in Langhorne, Pennsylvania for the commercial development of novel microbial fungicides. Dr. Hofstein received master and doctoral degrees in life sciences and chemistry from the Weizman Institute of Science in Rehovot, Israel in 1976 and 1980, respectively, and post doctoral research fellowships from Harvard Medical School from 1980 to 1983.

      Andreas Vogler has since 2002 been the managing general partner of BioMedical Innovations Management Ltd., a private equity fund that invests primarily in medical technology and healthcare companies. Pursuant to the April 14, 2006 agreement whereby the Company acquired Hapto Biotech, Inc., the former shareholders of Hapto Biotech have appointed Mr. Vogler as one of their two designees to serve as directors of the Company. Since receiving his masters degree in economics at the University of Basle in Switzerland in 1988, Mr. Vogler was employed until 2002 by UBS Warburg (formerly Swiss Bank Corporation) as a securities analyst and in investment banking, primarily in the medical technology and healthcare fields. Mr. Vogler serves as a chairman of the Company’s Israeli subsidiary, Hapto Biotech (Israel) Ltd. Mr. Vogler is also a director of Orthoscan Ltd. and Bioscan Ltd., both private Israel technology companies in the development stage, and of Piexon AG, a Swiss industrial company. From 2002 to 2004 he served as a director of Hirslanden Group, the largest private hospital chain in Switzerland.

      The April 14, 2006 agreement whereby the Company acquired Hapto Biotech provides that if Ortec’s shareholders do not elect two designees of the former shareholders of Hapto Biotech as directors of the Company for the earlier of (i) the next two years, or (ii) until such time as the number of shares of Ortec’s common stock acquired by the former shareholders of Hapto Biotech in the Company’s acquisition of Hapto Biotech amount to less than 5% of the Company’s common stock then outstanding, the Company will be required to issue an additional 1,750,000 shares of its common stock to the former shareholders of Hapto Biotech for each such Hapto designee that is not elected as a director of the Company.

      All directors hold office until the next annual meeting of stockholders and the election and qualification of their successors. Drs. Mark Eisenberg, Steven Lilien, Allen I. Schiff and Gregory B. Brown are non-employee directors. Dr. Hofstein and Mr. Vogler, will, if elected, also be non-employee directors.

Executive Officers

      Officers are appointed annually by the Board of Directors and serve at the discretion of the Board. Two of the Company's executive officers, Steven Katz and Ron Lipstein, are also directors of the Company. Information with regard to such persons is set forth above under the heading “Nominees.” The other executive officers are Costa Papastephanou, the Company's President, and Alan W. Schoenbart, the Company's Chief Financial Officer.

      Costa Papastephanou, 59, has been employed as the Company's President since February 2001. Prior to joining the Company, he was employed by Bristol Myers-Squibb for 30 years, the last 14 of which he was with Bristol Myers' Convatec, a multinational ostomy and wound care management division. His last position at Convatec was as President of the global chronic care division, where he was responsible for that division's sales and marketing, clinical trials, research and development, manufacturing, quality assurance and regulatory affairs. He holds a Ph.D. in Biochemistry from the University of Miami, as well as a Master of Science in Microbial Biochemistry from the University of London.

      Alan W. Schoenbart, 47, has been the Company's Chief Financial Officer since December 2004. He had been acting as Director of Finance since joining the Company in March 2004. From April 1999 to December 2003, he was Chief Financial Officer of Vizacom Inc., a publicly traded provider of consumer software and information technology services and products, and a designer of WiFi networks. From 1997 to 1999, he was CFO of Windswept Environmental and from 1995 to 1997, he was CFO of Advanced Media, Inc., both privately held entities. From 1993 to 1995, he was Controller of Goodtimes Entertainment, a privately held distributor of videos and software to mass merchant chains. From May 1981 to August 1993, he worked at KMPG as a manager and at other public accounting firms. Mr. Schoenbart has a BS in accounting from Fairleigh Dickinson University and is a Certified Public Accountant in New York.

      The Company does not have an employment agreement with either Dr. Papastephanou or Mr. Schoenbart.

The Committees

      The Board of Directors of the Company has an Audit Committee and a Compensation Committee. The Board of Directors does not have a Nominating Committee. The Board of Directors believes that in light of its current size, it is appropriate to have the functions of a nominating committee performed by the entire Board of Directors. Therefore, all directors participate in the consideration of director nominees.

      Audit Committee. The functions of the Audit Committee include recommendations to the Board of Directors with respect to the engagement of our independent registered public accounting firm and the review of the scope, cost and effect of the audit engagement. The current members of the Audit Committee are Dr. Lilien, who serves as its chairman, and Dr. Schiff. See “Nominees” for a description of Drs. Lilien's and Schiff's professional experience and qualifications. Drs. Lilien and Schiff are independent directors as Audit Committee independence is defined in the rules of the NASDAQ Stock Market. Both Drs. Lilien and Schiff are audit committee financial experts in that each has:

•	An understanding of generally accepted accounting principles and financial statements;

•	The ability to assess the general application of such principles in connection with the accounting for estimates, accruals and reserves;

•	Experience preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be included in the Company’s financial statements, or experience actively supervising one or more persons engaged in such activities;

•	An understanding of internal controls and procedures for financial reporting; and

•	An understanding of audit committee functions.

      The Company’s Board of Directors has adopted a written charter for the Audit Committee. A copy of such audit committee charter is annexed as an appendix to this proxy statement.

      Compensation Committee. The function of the Compensation Committee is to make recommendations to the Board of Directors with respect to the compensation of the Company's executive officers, including salary, bonus and other incentives. The current members of the Compensation Committee are Drs. Schiff, who acts as its chairman, Katz and Lilien. A subcommittee of the Compensation Committee, consisting of Drs. Schiff and Lilien, determines stock option grants under the Company's Stock Option Plan to the Company’s executive officers and directors. Dr. Katz is authorized to grant in his discretion stock options to persons other than the Company's directors and executive officers.

      Director Nomination Procedures. The Company does not have a nominating committee nor a charter governing the Company’s director nomination process. The functions of a nominating committee are performed by the entire Board of Directors. Of the six directors three (Messrs. Eisenberg, Lilien and Schiff) are independent directors as independence is defined in the rules of the NASDAQ Stock Market. Messrs. Hofstein and Vogler, if elected, will also be independent directors under those rules. Nominees for Director would be selected on the basis of their depth and breadth of experience, wisdom, integrity, ability to make independent analytical inquiries, understanding of the Company’s business environment, and willingness to devote adequate time to Board duties. The Board of Directors will consider candidates for board membership recommended by a stockholder of the Company. Such recommendations for the next annual meeting of the Company’s stockholders should be in writing and addressed to Mr. Ron Lipstein, the Company’s Chief Executive Officer and Secretary, at the Company’s offices, 3960 Broadway, New York City, New York 10032, for receipt no later than February 22, 2007. The recommendation should be accompanied by a description of such recommended person’s education and work or business experience and the reason why such recommending stockholder believes such recommended person’s service as a director would benefit the Company. If a vacancy on the Board would occur the process for identifying and evaluating nominees to the Board of Directors would be initiated by identifying a candidate who meets the criteria for selection as a nominee and has the specific qualities or skills being sought based on input from members of the Board and, if appropriate, a third-party search firm. These candidates would be evaluated by the Board of Directors by reviewing the candidates’ biographical information and qualification and checking the candidates’ references. Qualified nominees would be interviewed by at least one member of the Board of Directors. Using the input from such interview and other information obtained by them, the Board of Directors would evaluate whether such prospective candidate is qualified to serve as a director and whether the Board nominates this prospective candidate or elects such candidate to fill a vacancy on the Board. Candidates recommended would be presented for the approval of the stockholders. In the past three years the only nominees for director who had not previously served as directors of the Company were Dr. Gregory B. Brown who was designated by Paul Royalty Fund pursuant to the Company’s agreement with Paul Royalty Fund, and currently Messrs. Raphael Hofstein and Andreas Vogler pursuant to the April 14, 2006 agreement whereby the Company acquired Hapto Biotech.

Attendance at Meetings

      During 2005, the Board of Directors, Audit Committee, Compensation Committee and Stock Option Committee each met or acted without a meeting pursuant to unanimous written consent, nine times, seven times, two times and seven times, respectively. Each director attended all meetings of the Board of Directors and participated in all actions taken by the Board of Directors without a meeting.

Code of Ethics

      The Board of Directors has adopted a code of ethics requiring its employees, including its executive officers and its directors, to act honestly and with integrity with respect to the Company and the Company's business dealings and to provide full and fair disclosure about the Company that is required to, or will, be reported to the public. The code of ethics requires the Company's employees to disclose to the Board of Directors any material transaction or relationship on the part of any employee or director that could reasonably be deemed dishonest or that reasonably could be expected to give rise to an actual or apparent conflict of interest. A copy of the Company’s code of ethics was filed with the Securities and Exchange Commission as exhibit number 14 to the Company’s annual report on Form 10-K for the year ended December 31, 2003.

Certain Relationships and Related Transactions

Termination of Employment Agreements

      The Company has entered into agreements with Messrs. Katz and Lipstein that provide for payments to them in the event that their employment is terminated by the Company, including “constructive termination” as defined in those agreements. The Company will pay to such terminated individuals an amount equal to 2.99 times the average annual compensation paid by the Company to such person in the five tax years prior to termination of his employment. The agreements also provide that in the event of a termination of employment, the expiration dates of all options and warrants which have been granted to such persons and which expire less than three years after such termination of employment, will be extended so that such options and warrants expire three years after such termination of employment. The agreements further provide that in the event of the death, disability or voluntary termination of employment of each individual, the Company will pay to such executive an amount equal to the compensation received by such executive from the Company in the previous 12 months.

      The Internal Revenue Code provides that in the event that payments to an executive officer resulting from a change of control of a company exceeds three times the average annual compensation paid by such Company to such executive officer in the five year period prior to such change of control (a) such excess will not be able to be deducted by the Company in calculating its income for income tax purposes and (b) a special excise tax equal to 20% of such excess will have to be paid by the executive officer receiving such excess payments. Such agreements are commonly referred to as “golden parachutes.” The agreements with Messrs. Katz and Lipstein provide that the Company will pay such excise tax payable by such executive officer, as well as income taxes payable by such executive officer as a result of the Company’s payment of such excise tax.

      Dr. Gregory B. Brown, one of the Company’s directors, was selected by Paul Royalty Fund, L.P. as its board designee, as provided by an amendment, entered into in February 2003, to an agreement between the Company and Paul Royalty Fund.

Compliance with Section 16(a) of the Exchange Act

      Section 16(a) of the Securities Exchange Act of 1934 as amended (the “Exchange Act”) requires the Company's officers and directors, and persons who own more than ten percent of its Common Stock to file reports of ownership and changes of ownership with the Securities and Exchange Commission. These persons are also required to furnish the Company with copies of all forms filed under Section 16(a).

      Based solely on the Company's review of the copies of those forms received by the Company, or written representations from such persons, the Company believes that all Section 16(a) filing requirements for the fiscal year ended December 31, 2005 were met.

Executive Compensation

      The following table sets forth the compensation paid by us for our fiscal years ended December 31, 2005, 2004 and 2003 to (i) our Chief Executive Officer, (ii) three other executive officers and (iii) one additional individual for whom disclosure would have been provided but for the fact that the individual was not serving as an executive officer at the end of the last completed fiscal year (the “Named Executive Officers”).

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)		Restricted Stock Awards ($) (5)		Securities Underlying Options SARs (#)

Ron Lipstein CEO, Vice Chairman and Secretary	2005 2004 2003	260,000 260,000 224,366	127,684 80,747 118,300	(1)(2) (1)(3) (1)	1,190,000 — —	(6)	3,179,619 — 476,431
Steven Katz Chairman	2005 2004 2003	150,000 150,000 158,558	127,684 80,747 118,300	(1)(2) (1)(2) (1)(4)	404,600 — —	(7)	3,179,619 — 476,431
Constantin Papastephanou President	2005 2004 2003	230,596 220,500 207,493	— — —		83,300 — —	(8)	— — 57,500
Melvin Silberklang VP, Chief Scientific Officer	2005 2004 2003	190,709 185,000 172,735	— — 10,000		— — —		— — 7,500
Alan W. Schoenbart Chief Financial Officer	2005 2004 2003	150,000 100,000 —	— — —		17,000 — —	(9)	— 10,000 —

(1)	Mr. Lipstein and Mr. Katz’s bonuses are equal to 1% each of the funds raised on our behalf (whether such funds are raised in equity or debt financings or as a result of licensing transactions) as well as options to purchase a number of shares equal to up to 10% of the number of shares issued in any such financing transaction.
(2)	Amount has been deferred.
(3)	$49,528 has been deferred.
(4)	$13,300 has been deferred.
(5)	The allocation of shares for the restricted stock awards was made by the Board of Directors in 2003, conditioned on achieving specified milestones. The year in which the restricted stock awards were granted was the year in which the milestones were achieved. Dollar values denoted for each individual are as of dates of grant. Pursuant to our agreements with these individuals these shares will be forfeited by them if at any time prior to January 1, 2007 we no longer employ such person. The shares may only be sold in five monthly installments commencing January 1, 2007. No dividends will be paid on the restricted stock awards.
(6)	As of December 31, 2005, 1,000,000 restricted shares valued at $190,000 (The product of $0.19 (the closing price of our common stock at December 31, 2005, as reported on the over the counter Bulletin Board) and the number of restricted shares).
(7)	As of December 31, 2005, 340,000 restricted shares valued at $64,600 (The product of $0.19 (the closing price of our common stock at December 31, 2005, as reported on the over the counter Bulletin Board) and the number of restricted shares).
(8)	As of December 31, 2005, 245,000 restricted shares valued at $46,500 (The product of $0.19 (the closing price of our common stock at December 31, 2005, as reported on the over the counter Bulletin Board) and the number of restricted shares).
(9)	As of December 31, 2005, 50,000 restricted shares valued at $9,500 (The product of $0.19 (the closing price of our common stock at December 31, 2005, as reported on the over the counter Bulletin Board) and the number of restricted shares).

      The following tables show for the fiscal year ended December 31, 2005, certain information regarding options granted to, exercised by, and held at year-end by, the Named Executive Officers:

Option Grants in Last Fiscal Year

Option/SAR Grants in Last Fiscal Year
Name	Number of securities underlying options granted	Percent of total options granted to employees in fiscal year	Exercise price	Expiration date

Steven Katz	3,179,619	49.7%	$0.25	11/01/2012
Ron Lipstein	3,179,619	49.7%	$0.25	11/01/2012

Aggregated Option Exercises In Last Fiscal Year and Fiscal Year-End Option Value
	Number of Securities Underlying Unexercised Options at 12/31/05 (#)		Value of In-the-Money Options at 12/31/05 ($) (1)
Name	Exercisable	Unexercisable	Exercisable	Unexercisable

Steven Katz	3,899,060	—	—	—
Ron Lipstein	3,896,445	—	—	—
Constantin Papastephanou	41,250	28,750	—	—
Melvin Silberklang	10,630	250	—	—
Alan W. Schoenbart	2,500	7,500	—	—

      There were no option exercises in the last fiscal year by any of the Named Executive Officers.

(1)	The product of (x) the difference between $0.19 (the closing price of our common stock at December 31, 2005, as reported on the over the counter Bulletin Board) and the exercise price of the unexercised options, multiplied by (y) the number of exercisable and unexercisable options.

      The following table shows for the fiscal year ended December 31, 2005, certain information regarding participation in Long-term incentive plans by the Named Executive Officers:

Long-Term Incentive Plans-Awards in the Last Fiscal Year
			Estimated Future Payouts under Non-Stock Price-Based Plans
Name	Number of shares	Performance or other period until maturation or payout	Threshold ($ or #)	Target ($ or #)	Maximum ($ or #)

Melvin Silberklang	120,000	01/01/05–12/31/07	60,000	60,000	120,000

      The issuance of such 120,000 shares is conditioned as follows: 60,000 will be issued upon doubling the output of the current manufacturing process, and the remaining 60,000 shares will be issued upon developing a semi-automated cell culture process.

Compensation of Directors

      Drs. Mark Eisenberg, Steven Lilien, Allen I. Schiff and Gregory B. Brown were all non-employee Directors in 2005. For Dr. Steven Lilien's services in 2005 as a Director and as Chairman of the Audit Committee, the Company paid Dr. Lilien $20,000 and for his services in 2005 as a Director and as a member of our Audit Committee, the Company paid Dr. Schiff $20,000. In addition to cash compensation the Company granted Drs. Lilien and Schiff each a five-year option to purchase 15,000 shares of the Company’s common stock at an exercise price of $0.26. The Company paid no compensation to Dr. Eisenberg or Dr. Brown for their services as Directors.

Compensation Committee Interlock and Insider Participation

      None of the Company's executive officers serve as a member of the compensation committee or on the board of directors of another entity, one of whose executive officers serves on the Company's Board of Directors.

      The Compensation Committee of the Company's Board of Directors determines compensation policies applicable to its executive officers. Messrs. Steven Katz, Allen I. Schiff and Steven Lilien are the members of the Compensation Committee. Mr. Katz is an executive officer of the Company.

COMPENSATION COMMITTEE'S REPORT ON EXECUTIVE COMPENSATION

      Corporate Policy. Two members of the Compensation Committee of the Company's Board of Directors reviewed the action taken by the Board of Directors in 2005 for the compensation to be paid to the Company's two executive officers who are also directors of the Company. Messrs. Steven Katz, Allen I. Schiff and Steven Lilien are the members of the Compensation Committee. Dr. Katz is an executive officer of the Company. Although he did not participate in preparing the report, Dr. Steven Katz joins in its presentation.

      It is the philosophy of the Compensation Committee that the total executive compensation package should align the financial interests of the Company's executives with the short term and long-term goals of the Company and consequently enhance shareholder value. The key elements of the Company's current compensation program consist primarily of a base salary and equity participation through a long-term incentive plan.

      Base Salary. The Compensation Committee believes that in determining compensation being paid to the Company's key executives, it should take into consideration the responsibilities, experience level, individual performance levels, and amount of time devoted to the Company's needs. Management’s recommendations are reviewed by the Compensation Committee based on the foregoing criteria and are adjusted, if warranted, by the Compensation Committee.

      Long Term Incentives. The Company currently has a stock option plan in effect for its employees, consultants, advisors and directors. The purpose of this plan is to create an opportunity for employees, including executive officers, to share in the enhancement of shareholder value. This plan is administered by the Compensation Committee. In granting options under or outside the plan, the subcommittee of the Compensation Committee (Messrs. Schiff and Lilien) reviews and grants awards based upon its evaluation of the executive's individual performance, level of responsibility and overall contribution towards the Company's operations, together with the Company's achievement of development milestones and growth.

      Compensation of Mr. Lipstein, Chief Executive Officer. The Compensation Committee believes that Mr. Lipstein's salary and bonus for 2005 were consistent with the criteria described above and with the evaluation of his overall leadership and management of the Company and generally consistent with comparable chief executive officer salaries in the bio-pharmaceutical industry. The Compensation Committee believes that 2005 was a year of significant accomplishments for the Company, including the following:

•	securing investments in the Company of over $12,000,000 in 2005, which enabled the Company to continue its research and development and to conduct its clinical trials;

•	commencing the process which resulted in the Company acquiring Hapto Biotech, Inc. on April 14, 2006;

•	submissions to the FDA of statistical analyses which established the efficacy and safety of cryo-preserved OrCel in treating venous leg ulcers wounds of certain depths and the FDA’s agreement for, and the Company’s conduct of, an additional clinical trial of 60 more patients to confirm such efficacy and safety;

•	managing the Company’s relationship with Cambrex Bio Science Walkersville, Inc., a subsidiary of Cambrex Corporation, the manufacture of, and exclusive sales agent in the United States for, the Company’s OrCel product or any other of its future bi-layered cellular matrix products for the treatment of venous leg ulcers, diabetic foot ulcers or any other therapeutic indication for dermatological chronic or acute wound healing;

•	securing and retaining the services of skilled and talented scientific and other personnel for research and development; and

•	managing the Company’s relationship with Paul Royalty Fund, L.P. and with the Company’s suppliers and creditors in difficult financial circumstances.

      The Compensation Committee believes the foregoing accomplishments significantly resulted from the efforts of the Company's executive officers led by Mr. Lipstein. Mr. Lipstein's compensation for 2005 is set forth in the Summary Compensation Table in this Proxy Statement.

      Summary. The Compensation Committee believes that the Company's compensation policy, as practiced to date, has been successful in attracting and retaining qualified employees to further the Company's research and development and clinical trials, as the Company attempts to achieve its goals of enhancing stockholder value through the development and marketing of its product in the treatment of various skin disorders.

Respectfully Submitted,

Compensation Committee

By:	Allen Schiff, Ph.D.
Steven Lilien, Ph.D.
Steven Katz, Ph.D.

REPORT OF THE AUDIT COMMITTEE ON THE FINANCIAL STATEMENTS

      The Audit Committee has (i) reviewed and discussed with management the Company's audited financial statements for the fiscal year ended December 31, 2005; (ii) discussed with BDO Seidman, LLP, the Company's independent registered public accounting firm, the matters required to be discussed by Statement on Auditing Standards No. 61, Communications with Audit Committees, as amended by Statement on Auditing Standards No. 90, Audit Committee Communications; (iii) received the written disclosures and the letter from the independent registered public accountants as required by Independent Standards Board Standard No. 1, Independence Discussions with Audit Committees; (iv) considered whether the non-audit services provided by the independent registered public accountants, if any, are compatible with maintaining the independent registered public accountants’ independence; and (v) discussed with the independent registered public accountants their independence.

      Based on the review and discussions outlined above, the Audit Committee recommended to the Board of Directors that the audited financial statements for the fiscal year ended December 31, 2005, be included in the Company's Annual Report on Form 10-KSB for such fiscal year.

Audit Committee Steven Lilien, Ph.D. Allen I. Schiff, Ph.D.

RATIFICATION OF THE APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
(Proposal No. 2)

      The Board of Directors has selected the firm of BDO Seidman, LLP (“BDO”) as the Company's principal independent registered public accounting firm for the fiscal year ending December 31, 2006, subject to ratification by the stockholders. BDO has served as the Company's independent registered public accounting firm since January 2005. If the appointment of the firm of BDO is not approved or if that firm will decline to act or their engagement is otherwise discontinued, the Board of Directors will appoint another independent registered accounting firm. Representatives of BDO are expected to be present at the Annual Meeting, will have the opportunity to make a brief statement at the Annual Meeting, if they so desire, and will be available to answer appropriate questions from stockholders.

      (i) Audit Fees

      BDO Seidman, LLP billed $110,000 and $120,395 in the aggregate for professional services rendered for the audit of our annual financial statements and review of our quarterly financial statements for the fiscal years ended December 31, 2004 and 2005, respectively.

      The Company did not pay any other fees to BDO Seidman, LLP for the fiscal years ended December 31, 2004 and 2005.

      The functions of the Audit Committee include recommendations to the Board of Directors with respect to the engagement of the Company’s independent registered public accounting firm and the review of the scope, cost and effect of the audit engagement.

      Under the Sarbanes-Oxley Act of 2002, all audit and non-audit services performed by BDO Seidman, LLP must be approved in advance by the Company’s Audit Committee to assure that such services do not impair the auditors’ independence from the Company. The Committee specifically approved all audit services prior to them being performed by BDO Seidman, LLP.

APPROVAL OF GRANT OF DISCRETIONARY AUTHORITY
TO THE BOARD OF DIRECTORS
TO AMEND THE COMPANY'S
CERTIFICATE OF INCORPORATION,
AS AMENDED AND RESTATED, TO EFFECT A REVERSE STOCK SPLIT
OF THE COMPANY'S COMMON STOCK AT A RATIO WITHIN THE RANGE
FROM ONE-FOR-FIVE TO ONE-FOR-FIFTEEN
AT ANY TIME PRIOR TO SEPTEMBER 30, 2006
(Proposal No. 3)

      General

      The Board of Directors has unanimously adopted a resolution seeking stockholder approval to grant the Board of Directors authority to amend the Company's Certificate of Incorporation, as amended and restated, to effect a reverse split of the Company's Common Stock. The ratio of the reverse stock split that the Board of Directors approved and deemed advisable and for which it is seeking stockholder approval is in the range from one-for-five to one-for-fifteen, with the exact ratio to be established within this range by the Board of Directors in its sole discretion at the time it elects to effect a split. Approval of this proposal would give the Board of Directors authority to implement the reverse stock split at any time it determined prior to September 30, 2006. The Board of Directors intends to implement a reverse stock split by such date since, as described below, the Company is obligated to do so. However, the Directors believe that it is in the Company’s interest to determine the reverse split ratio as close to the effective date of the reverse split as possible.

      If the Company's stockholders approve the reverse stock split proposal and after the Board of Directors implements it, the Company will file an amendment to its Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware (as described below) which will effect a reverse split of the shares of the Company's Common Stock then issued and outstanding at the specific ratio determined by the Board. The reverse stock split, when implemented, would not change the number of authorized shares or the par value of the Company's Common Stock or Preferred Stock. Except for any changes as a result of the treatment of fractional shares, each stockholder will hold the same percentage of Common Stock outstanding immediately prior to the reverse stock split as such stockholder did immediately prior to the split.

      Purpose

      In April 2006 the Company completed a private placement of its equity securities (Series E Convertible Preferred Stock with warrants attached) in which it received gross proceeds of $6,176,000. The Company had intended to sell, and the purchasers were interested in purchasing, the Company’s Common Stock but the Company did not have a sufficient number of shares of Common Stock it was authorized to issue to the purchasers. As a result the Company agreed to sell, and the purchasers agreed to purchase, the Company’s newly created Series E Convertible Preferred Stock. One Series E Convertible Preferred share may be converted at the holder’s election into 5,000 shares of the Company’s Common Stock. The purchase agreements the Company entered into with the purchasers requires the Company to hold a stockholders meeting by June 5, 2006 for the purpose of authorizing the Board of Directors to effect a reverse split of the Company’s Common Stock for not less than one new share for each five shares previously outstanding. The Certificate of Designation of Preferences, Rights and Limitations of Series E 6% Convertible Preferred Stock (which is part of the Company’s certificate of incorporation) provides that the Series E Convertible Preferred Stock is required to be converted into the Company’s Common Stock after such a reverse split is effected. The effective conversion ratio will be the higher of (a) 5,000 shares of Common Stock for each share of Preferred Stock or (b) such number of shares of Common Stock determined by dividing the $1,000 stated value of one share of Preferred Stock by 90% of the average of the daily volume weighted average price of the Common Stock for the 20 trading days immediately following the effective date of the reverse split.

      Another reason for the reverse split is to enable the Company to have shares of Common Stock it is authorized to issue for issuance in additional private placements to provide funds needed for the Company’s operations, for other acquisitions and for other corporate purposes.

      As of the close of business on May 5, 2006, the Company had 84,900,913 shares of Common Stock outstanding. In order to reduce the number of shares of the Company's Common Stock outstanding and thereby attempt to proportionally raise the per share price of the Company's Common Stock, the Board of Directors believes that it is in the best interests of the Company's stockholders for the Board of Directors to obtain the authority to implement a reverse stock split.

      The Company believes an increase in the per share market price of its Common Stock would result in several benefits, including enhancing the Company's ability to have its Common Stock listed on the American Stock Exchange (“Amex”), increasing investor interest in the Company and assisting the Company in attracting and retaining employees and other service providers.

      The Company's stock is quoted on the National Association of Securities Dealers' Bulletin Board. The Board of Directors believes listing on a recognized exchange such as Amex will increase investor interest in the Company and positively impact the liquidity of the Company's Common Stock. One of Amex's initial listing requirements is that the Company's Common Stock trades at $3.00 or more. The Company will attempt, by reducing the number of shares of Common Stock it has outstanding, to increase the price at which its Common Stock trades to at least $3.00 per share. No assurance can be given, however, that the reverse split (regardless of the ratio used) will have such effect, or, if it does, that the price at which the Company's Common Stock trades will remain above $3.00. Furthermore, no assurance can be given that the Company will be able to satisfy Amex's other initial listing requirements, which, depending on the criteria selected, includes the aggregate market value of the publicly held shares and/or minimum stockholders equity.

      The Board of Directors also believes that a higher stock price may help generate investor interest in the Company and help the Company attract and retain employees and other service providers. The Board of Directors believes that institutional investors and investment funds are generally reluctant to invest in lower priced stocks. Accordingly, the Board of Directors concluded that reducing the number of outstanding shares of the Company's Common Stock might be desirable in order to attempt to support a higher stock price per share based on the Company's current market capitalization. In addition, the Board of Directors considered that the Company's Common Stock may not appeal to brokerage firms that are reluctant to recommend lower priced securities to their clients. Moreover, the analysts at many brokerage firms do not monitor the trading activity or otherwise provide research coverage of lower priced stocks.

      The Board of Directors believes that stockholder approval of an exchange ratio range (rather than an exact exchange ratio) provides the Company with maximum flexibility to achieve the foregoing purposes of the reverse stock split. In connection with any determination to effect a reverse stock split, the Board of Directors will set the timing for such a split and select the specific ratio within the range. These determinations will be made by the Board of Directors to create the greatest marketability of the Company's Common Stock based on prevailing market conditions at that time. No further action on the part of stockholders will be required to implement the reverse stock split. If the Board of Directors does not implement a reverse stock split prior to September 30, 2006, the authority granted in this proposal will terminate.

      Notwithstanding the foregoing, there can be no assurance that the market price per new share of Common Stock (the “New Shares”) after the reverse stock split will rise or remain constant in proportion to the reduction in the number of old shares of Common Stock (the “Old Shares”) outstanding before the reverse stock split. For example, based on the market price of the Company's Common Stock on April 27 2006 of $0.34 per share, if the Board of Directors decided to implement the reverse stock split at the minimum reverse stock split ratio of one-for-five, there can be no assurance that the post-split market price of the Company's Common Stock would be $1.70 per share or greater, or if the Board of Directors decided to implement the reverse stock split at the maximum reverse stock split ratio of one-for-fifteen, there can be no assurance that the post-split market price of the Company's common stock would be $5.10 per share or greater. Furthermore, the market price of the Company's Common Stock following the reverse stock split may not exceed or remain higher than the market price prior to the proposed reverse stock split. In many cases, the total market capitalization of a company following a reverse stock split is lower than the total market capitalization before the reverse stock split.

      There can also be no assurance that the reverse stock split will result in a per share price that will attract institutional investors and brokers, enable the Company to raise additional funds through private placement of its securities or enhance the Company's ability to attract and retain employees and other service providers who are less likely to work for a company with a low stock price.

      Moreover, the market price of the Company's Common Stock will also be based on the Company's performance and other factors, some of which are unrelated to the number of shares outstanding. If the reverse stock split is effected and the market price of the Company's Common Stock declines, the percentage decline as an absolute number and as a percentage of the Company's overall market capitalization may be greater than would occur in the absence of a reverse stock split. In many cases, both the total market capitalization of a company and the market price of a share of such company's common stock following a reverse stock split are lower than they were before the reverse stock split. Furthermore, the liquidity of the Company's Common Stock could be adversely affected by the reduced number of shares that would be outstanding after the reverse stock split.

      Principal Effects of the Reverse Stock Split

      Corporate Matters. When effected, the reverse stock split would have the following effects:

•	depending on the exact reverse stock split ratio selected by the Board of Directors, between 5 and 15 Old Shares owned by a stockholder would be exchanged for one New Share;

•	the number of shares of the Company's Common Stock issued and outstanding will be reduced proportionately based on the reverse stock split ratio selected by the Board of Directors;

•	based on the reverse stock split ratio selected by the Board of Directors, proportionate adjustments will be made to the per share exercise and conversion prices and the number of shares issuable upon the exercise or conversion of all outstanding options, warrants and other convertible securities of the Company, including the presently outstanding 6,176 shares of the Company's Series E Convertible Preferred Stock, and the 5748.6148 shares of the Company’s Series D Convertible Preferred Stock, entitling the holders thereof to acquire shares of the Company's Common Stock; and,

•	the number of shares reserved for issuance under the Company's existing Employee Stock Option Plan and options and warrants granted outside such Plan will be reduced proportionately based on the reverse stock split ratio selected by the Board of Directors.

      When effected the reverse stock split will affect all of the Company's stockholders uniformly and will not affect any stockholder's percentage ownership interests in the Company, except to the extent that the reverse stock split results in any of the Company's stockholders owning a fractional share. As described below, stockholders holding fractional shares will be entitled to one full share of Common Stock in lieu of such fractional shares.

      Fractional Shares. No scrip or fractional certificates will be issued in connection with the reverse stock split. Stockholders who otherwise would be entitled to receive fractional shares because they hold a number of Old Shares not evenly divisible by the number selected by the Board of Directors for the reverse stock split ratio, will have the number of New Shares they receive rounded up to an additional full share because of such fractional shares.

      When effected, the reverse stock split may result in some stockholders owning “odd lots” of less than 100 shares of the Company's Common Stock. Brokerage commissions and other costs of transactions in odd lots are generally somewhat higher than the costs of transactions in “round lots” of even multiples of 100 shares.

      Authorized Shares. Upon the effectiveness of the reverse stock split, the number of authorized shares of Common Stock that are not issued or outstanding would increase due to the reduction in the number of shares of the Company's Common Stock issued and outstanding based on the reverse stock split ratio selected by the Board of Directors. As of May 5, 2006, the Company had 200 million shares of Common Stock authorized and 84,900,913 shares of Common Stock issued and outstanding. The Company also has to have available for issuance an additional 148,921,915 shares of Common Stock upon exercise of outstanding options and warrants and for conversion of its Series D and Series E Convertible Preferred Stock.

      Accounting Matters. The reverse stock split will not affect the par value of the Company's Common Stock. As a result, as of the effective time of the reverse stock split, the stated capital on the Company's balance sheet attributable to the Company's Common Stock will be reduced proportionately based on the reverse stock split ratio selected by the Board of Directors, and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. The per share net loss and net book value (deficit) of the Company's Common Stock will be restated because there will be fewer shares of the Company's Common Stock outstanding.

      Potential Anti-Takeover Effect. The increased proportion of unissued authorized shares to issued shares could, under certain circumstances, have an anti-takeover effect. Other than this reverse stock split proposal the Company's Board of Directors does not currently contemplate recommending the adoption of any other amendments to the Company's Amended and Restated Certificate of Incorporation that could be construed to affect the ability of third parties to take over or change the control of the Company.

      Procedure for Effecting Reverse Stock Split and Exchange of Stock Certificates

      If the stockholders approve the proposal to authorize the Board of Directors to implement the reverse stock split and when the Board of Directors thereafter implements the reverse stock split, the Company will file an amendment to its Amended and Restated Certificate of Incorporation to effect the reverse stock split. The reverse stock split will become effective at the time specified in such amendment, which is referred to below as the “effective time.” Beginning at the effective time, each certificate representing Old Shares will be deemed for all corporate purposes to evidence the pro rata ownership of New Shares.

      As soon as practicable after the effective time, stockholders will be notified that the reverse stock split has been effected. The Company expects that its transfer agent, Registrar & Transfer Company, will act as exchange agent for purposes of implementing the exchange of stock certificates. Holders of Old Shares will be asked to surrender to the exchange agent certificates representing Old Shares in exchange for certificates representing New Shares in accordance with the procedures to be set forth in the letter of transmittal the Company sends to its stockholders. No new certificates will be issued to a stockholder until such stockholder has surrendered such stockholder's Old Shares, together with the properly completed and executed letter of transmittal, to the exchange agent. Any Old Shares submitted for transfer, whether pursuant to a sale, other disposition or otherwise, will automatically be exchanged for New Shares. STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY CERI'IFICATE(S) UNTIL REQUESTED TO DO SO.

      No Dissenters' Rights

      Under the Delaware General Corporation Law, the Company's stockholders are not entitled to dissenters' rights with respect to the reverse stock split, and the Company will not independently provide stockholders with any such right.

      Federal Income Tax Consequences of the Reverse Stock Split

      The following is a summary of certain material federal income tax consequences of the reverse stock split, does not purport to be a complete discussion of all of the possible federal income tax consequences of the reverse stock split and is included for general information only. Further, it does not address any state, local or foreign income or other tax consequences. Also, it does not address the tax consequences to holders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident alien individuals, broker-dealers and tax-exempt entities. The discussion is based on the provisions of the United States federal income tax law as of the date hereof, which is subject to change retroactively, as well as prospectively. This summary also assumes that the Old Shares were, and the New Shares will be, held as a “capital asset,” as defined in the Internal Revenue Code of 1986, as amended (i.e., generally, property held for investment). The tax treatment of a stockholder may vary depending upon the particular facts and circumstances of such stockholder. Each stockholder is urged to consult with such stockholder's own tax advisor with respect to the tax consequences of the reverse stock split.

      No gain or loss should be recognized by a stockholder upon such stockholder's exchange of Old Shares for New Shares pursuant to the reverse stock split. The aggregate tax basis of the New Shares received in the reverse stock split will be the same as the stockholder's aggregate tax basis in the Old Shares exchanged therefor. The stockholder's holding period for the New Shares will include the period during which the stockholder held the Old Shares surrendered in the reverse stock split.

      The Company's view regarding the tax consequences of the reverse stock split is not binding on the Internal Revenue Service or the courts. ACCORDINGLY, EACH STOCKHOLDER SHOULD CONSULT WITH HIS OR HER OWN TAX ADVISOR WITH RESPECT TO ALL OF THE POTENTIAL TAX CONSEQUENCES TO HIM OR HER OF THE REVERSE STOCK SPLIT.

BOARD RECOMMENDATION

      The Board of Directors believes that the approval of the foregoing proposals is in the best interests of the Company and its stockholders and therefore recommends that the stockholders vote FOR such proposals.

FUTURE ANNUAL MEETINGS

      The Company must receive a stockholder proposal (and any supporting statement) to be considered for inclusion in the proxy statement and proxy for the Company's next Annual Meeting of Stockholders at its executive offices on or before February 7, 2007. Stockholders should send proposals and notices addressed to Ortec International, Inc., 3960 Broadway, New York, New York 10032, Attention: Ron Lipstein, Chief Executive Officer.

HOUSEHOLDS

      As permitted by applicable law, only one copy of this Proxy Statement is being delivered to stockholders residing at the same address, unless such stockholders have notified the Company of their desire to receive multiple copies of the Proxy Statement.

      The Company will promptly deliver, upon oral or written request, a separate copy of the Proxy Statement to any stockholder residing at an address to which only one copy was mailed. Requests for additional copies should be directed to Ortec International, Inc., 3960 Broadway, New York, New York 10032, Attention: Alan W. Schoenbart, Chief Financial Officer.

OTHER MATTERS

      Management does not know of any other matters that may come before the Annual Meeting. However, if any other matters are properly presented at the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.

      All costs of solicitation of proxies will be borne by the Company. In addition to solicitations by regular mail, the Company's directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, telegraph, facsimile, e-mail and personal interviews, and the Company reserves the right to compensate outside agencies for the purpose of soliciting proxies. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of shares held in their names and the Company will reimburse them for out-of-pocket expenses incurred on behalf of the Company.

By Order of the Board of Directors,

RON LIPSTEIN, Secretary

May 12, 2006

      THE BOARD OF DIRECTORS HOPES THAT STOCKHOLDERS WILL ATTEND THE ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. STOCKHOLDERS WHO ATTEND THE ANNUAL MEETING MAY VOTE THEIR SHARES PERSONALLY, EVEN THOUGH THEY HAVE SENT IN THEIR PROXIES.

Appendix I

☒	PLEASE MARK VOTES	REVOCABLE PROXY
	AS IN THIS EXAMPLE	ORTEC INTERNATIONAL, INC.

PROXY FOR ANNUAL MEETING
OF STOCKHOLDERS
TO BE HELD June 5, 2006

          Know all men by these presents, that the undersigned hereby constitutes and appoints Steven Katz and Ron Lipstein and each of them, the true and lawful attorneys, agents and proxies of the undersigned, with full power of substitution, to represent and vote with respect to all of the shares of the common stock of Ortec International, Inc., standing in the name of the undersigned at the close of business on May 5, 2006, at the Annual Meeting of Stockholders of the Company to be held on June 5, 2006 at the Russ Berrie Medical and Science Pavilion, 1150 St. Nicholas Avenue, New York, New York, at 4.00 p.m. local time, and at any and all adjournments thereof, with all the powers that the undersigned would possess if personally present, and especially (but without limiting the general authorization and power hereby given) to vote as follows.

		For	With- hold	For All Except
1.	Election of the following nominees as directors:	☐	☐	☐

Steven Katz, Ron Lipstein, Mark Eisenberg, Steven Lilien, Allen I. Schiff, Gregory B. Brown, Raphael Hofstein and Andreas Vogler.

INSTRUCTION: To withhold authority to vote for any individual nominee, mark “For All Except” and write that nominee’s name in the space provided below.

		For	Against	Abstain
2.	Ratification of selection of BDO Seidman, LLP to be the Company’s independent registered public accounting firm.	☐	☐	☐

3.

Approval of the grant of discretionary authority to the Board of Directors to amend the Company’s certificate of incorporation, as amended and restated, to effect a reverse stock split of the Company’s Common Stock at a ratio within the range from one-for-five to one-for fifteen, at any time prior to September 30, 2006.

		☐	☐	☐

4.	In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting or any postponement or adjournment thereof.

THIS PROXY IS SOLICITED BY THE

BOARD OF DIRECTORS OF THE COMPANY.

          The shares represented by this proxy will be voted in the manner indicated, and if no instructions to the contrary are indicated, will be voted FOR all proposals listed above.

Number of shares owned by undersigned:__________________________

Please be sure to sign and date this Proxy in the box below.	Date

Stockholder sign above — Co-holder (if any) sign above

Detach above card, sign, date and mail in postage paid envelope provided. ORTEC INTERNATIONAL, INC.
IMPORTANT: Please sign exactly as your name or names are printed here. Executors, administrators, trustees and other persons signing in a representative capacity should give full title.
PLEASE ACT PROMPTLY SIGN, DATE & MAIL YOUR PROXY CARD TODAY
IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.